Exhibit 99.24(b)10

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” in the Statement of Additional Information and to the use of our report dated April 24, 2014, with respect to the financial statements of the subaccounts of TLIC Variable Annuity Account A, in Post-Effective Amendment No. 40 to the Registration Statement (Form N-4, No. 33-15974) and related Prospectus of Thrivent Life Insurance Company.

/s/ Ernst & Young LLP

Minneapolis, MN

April 29, 2015